SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



            NETCOMMERCE, INC. (formerly Virtual Enterprises, Inc. )
             (Exact name of Registrant as specified in its charter)


            NEVADA                                     84-1126818
            (State or other jurisdiction of            (IRS Employer
            incorporation or organization)             Identification No.)


            4695 MacArthur Court, Suite 530, Newport Beach, CA 92660 (Address of Principal Executive Offices, including ZIP Code)


            Consulting/Fee Agreements with J.L. Lawver, Richard Weed,
                 Fred G. Luke doing business as NuVen Advisors,
                      Leonard Roman, and Jonathan L. Small
                            (Full title of the plan)


                                  Fred G. Luke
            4695 MacArthur Court, Suite 530, Newport Beach, CA 92660
                     (Name and address of agent for service)

                                 (949) 475-6755
          (Telephone number, including area code, of agent for service)

                                                          [NETCOM\FS8:OCT1999]-7

                         CALCULATION OF REGISTRATION FEE



                                                       Proposed               Proposed
                                                       Maximum                Maximum             Amount of
 Title of Securities       Amount of Shares            Offering              Aggregate           Registration
   to be Registered        to be Registered        Price Per Share         Offering Price            Fee

$.01 par value
Common Stock                     464,000          $.40625                  $     188,500       $        52.40
$.01 par value
Common Stock                      79,582          $.40625                  $      32,330       $         8.98
$.01 par value
Common Stock                     145,243          $.40625                  $      59,005       $        16.40
$.01 par value
Common Stock                   1,476,923          $.20312                  $     300,000       $        83.40
$.01 par value
Common Stock                      49,231          $.40625                  $      20,000       $         5.56
$.01 par value
Common Stock                     152,463          $.40625                  $      61,938       $        17.22

                TOTALS         2,367,442           N/A                     $     661,773       $       183.96






















                                                          [NETCOM\FS8:OCT1999]-7

                                   PROSPECTUS

                                NETCOMMERCE, INC.
                         4695 MacArthur Court, Suite 530
                             Newport Beach, CA 92660
                                 (949) 475-6755


                       (2,367,442 SHARES OF COMMON STOCK)


     This Prospectus relates to the offer and sale by NetCommerce, Inc. a Nevada corporation (the "Company"), of shares of its $.01 par value per share common stock (the "Common Stock") to certain advisors and consultants (the "Consultants") pursuant to Consulting and Management Agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 2,367,442 shares of Common Stock in consideration for services to be performed under the respective Consulting Agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are 1,671,397 shares being registered for affiliates of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                 The date of this Prospectus is November 2, 1999



                                                              COM\FS8:OCT1999]-7

     This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: NetCommerce, Inc. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660; Telephone: (949) 475- 6755.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. From November 30, 1989, and until September 6, 1990, the Companys common stock was traded on the over-the-counter market and reported by the National Quotation Bureau Pink Sheets. Trading ceased on September 6, 1990. Trading resumed Feburary 15, 1999 and is traded on NASDAQs National Association of Securities Dealer Automated Quotation System (NASDAQ) Electronic Bulletin Board.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                          [NETCOM\FS8:OCT1999]-7
                                        4

                                TABLE OF CONTENTS


Information Required in the Section 10(a) Prospectus...........................6

Item 1.  Plan Information......................................................6

         General Information...................................................6

              The Company......................................................6
              Purposes.........................................................6
              Common Stock.....................................................6
              The Consultants..................................................6
              No Restrictions on Transfer......................................6
              Tax Treatment to the Consultants.................................6
              Tax Treatment to the Company.....................................6
              Restrictions on Resales..........................................7

Documents Incorporated by Reference and Additional Information.................8

Item 2.  Registrant Information and Employee Plan Annual Information...........8

              Legal Opinion and Experts........................................8
              Indemnification of Officers and Directors........................8

Information Required in the Registration Statement.............................9

Item 3.  Incorporation of Documents by Reference...............................9

Item 4.  Description of Securities.............................................9

Item 5.  Interests of Named Experts and Counsel................................9

Item 6.  Indemnification of Directors and Officers.............................9

Item 7.  Exemption from Registration Claimed..................................11

Item 8.  Exhibits.............................................................11

Item 9.  Undertakings.........................................................12

Signatures . . . . . . . . ...................................................14

Exhibit Index . . . . ........................................................16



                                                          [NETCOM\FS8:OCT1999]-7

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS


Item 1.           Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal executive offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660; Telephone: (949) 475-6755.

Purposes

     The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to agreements entered into between these Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

     The Board has authorized the issuance of up to 2,367,442 shares of the Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

     The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

     The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the

                                                          [NETCOM\FS8:OCT1999]-7
     contrary the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.




                                                          [NETCOM\FS8:OCT1999]-7

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION



     The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended May 31, 1999, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

     A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: NetCommerce, Inc. 4695 MacArthur Court, Suite 530, Newport Beach, California 92660: (949) 475-6755.

Legal Opinion and Experts

     Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He currently owns 106,400 shares of the Company's common stock.

     The financial statements of NETCOMMERCE, INC., formerly Virtual Enterprises, Inc., incorporated by reference in this Prospectus for the year ended May 31, 1999 have been audited by McKennon, Morgan & Wilson, LLP, independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                                                          [NETCOM\FS8:OCT1999]-7

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c), below, are incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.   Description of Securities

     No description of the class of securities (i.e. the $.01 par value Common Stock) is required under this item because the Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.   Interests of Named Experts and Counsel

     Mr. Weed owns 106,400 shares of the Company's common stock.

Item 6.   Indemnification of Directors and Officers

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751 of the Nevada Corporations Law, the text of which is set forth below.

     Section 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as

                                                          [NETCOM\FS8:OCT1999]-7
     a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Section 78.751. Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses

     1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     (a) By the stockholders;

     (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or


                                                          [NETCOM\FS8:OCT1999]-7

     (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

     (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5. Opinion of Richard O. Weed regarding the legality of the securities registered.
         6.               Not required.
         7.               Not required.
         8.               Not required.
         9.               Not required.


                                                          [NETCOM\FS8:OCT1999]-7

         Exhibit No.      Title

         10.              A.        Consulting Agreement with J.L. Lawver
                          B.        Consulting Agreement with Richard O. Weed
                          C.        Consulting Agreement with Fred G. Luke doing
                                         business as NuVen Advisors
                          D.        Consulting Agreement with Leonard Roman
                          E.        Consulting Agreement with Jonathan L. Small
         11.              Not required.
         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.
         24.1 Consent of Richard O. Weed, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
         24.2             Consent of McKennon, Wilson, Morgan, LLP
         25.              Not applicable.
         26.              Not applicable.
         27.              Not applicable.
         28.              Not applicable.
         29.              Not applicable.


Item 9.   Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                          [NETCOM\FS8:OCT1999]-7

Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                          [NETCOM\FS8:OCT1999]-7

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Newport Beach, State of California on the 2nd day of November , 1999.

                                                     NETCOMMERCE, INC.
                                                     (Registrant)



                                                     By:/s/  Fred G. Luke
                                                        Fred G. Luke, President

     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

     Signatures                     Title                         Date


/s/   Fred G. Luke                 Director                   November 2, 1999
      Fred G. Luke


/s/   Mark Lindberg                Director                   November 2, 1999
      Mark Lindberg


/s/   Daniel Henderson             Director                   November 2, 1999
      Daniel Henderson





                                                          [NETCOM\FS8:OCT1999]-7

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX



     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


   Exhibit
  Number in
Registration                                                                     Numbered
  Statement                        Description                                      Page
5.                  Opinion of Counsel                                               16
10.                 A.       Consulting Agreement with J.L. Lawver(1)
                    B.       Consulting Agreement with Richard O. Weed(2)
                    C.       Consulting Agreement with Fred G. Luke doing business   19
                                as NuVen Advisors(1)
                    D.        Consulting Agreement with Leonard Roman
                    E.        Consulting Agreement with Jonathan L. Small(1)
24.1                Consent of Richard O. Weed to Use of Opinion
24.2                Consent of McKennon Morgan & Wilson LL



     (1) Incorporated by reference from Form 10-KSB for year ended May 31, 1996.

     (2) Incorporated by reference from Form S-8 registration statement dated December 9, 1998.


                                                           NETCOM\FS8:OCT1999]-7
                                       15

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                               WEED & COMPANY L.P.

      4695 MacArthur Court, Suite 530, Newport Beach, California 92660-2164
                Telephone (949) 475-9086 Facsimile (949) 475-9087

WRITERS DIRECT NUMBER
      (949) 475-7730



                                November 2, 1999


Board of Directors
NetCommerce, Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660


     Re:  Form S-8 Registration Statement Opinion of Counsel


Gentlemen:

     I have acted as a special counsel for NetCommerce, Inc. a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 2,367,442 shares of Common Stock, $.01 par value (the "Common Stock") to consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain consulting agreements (the "Consulting Agreements").

     As special counsel for the Company, I have examined the Companys articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

     In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

NetCommerce, Inc.
November 2 , 1999
Page 2

     My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

     In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following:
(i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Nevada; and (vi) NetCommerce, Inc. will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments or documents referred to above.

     Based upon the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

     2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

     3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Consulting Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

     4. Based upon the opinion of defense counsel for the Company, there are no suits, proceedings or actions known to me which are threatened or pending against the Company in any court or before or by any governmental body which might materially and adversely affect the business of the Company, its condition (financial or otherwise), business operations, income, properties or business prospects, except as set forth in or contemplated by the Prospectus, or by the Companys Annual Report on Form 10-KSB for the fiscal year ended May 31, 1998 as filed with the Securities and Exchange Commission.

     5. No consent,  approval,  order or authorization of any regulatory  board,
agency,  or  instrumentality   having  jurisdiction  over  the  Company  or  its
properties (other than registration under the Act

NetCommerce, Inc.
November 2, 1999
Page 3

     or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Common Stock or, if required, it has been obtained and is in full force and effect.

     I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Nevada, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

     This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

     This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                                       Very truly yours,

                                                       /s/  Richard O. Weed
                                                            Richard O. Weed

                                 EXHIBIT 10. D.

                              CONSULTING AGREEMENT

     This Consulting Agreement is made this 15th day of May 1999, by and between Leonard J. Roman, his principal offices at 4695 MacArthur Court, Newport Beach, California 92660, ("Consultant") and Virtual Enterprises Inc., a Nevada corporation, with its principal offices at 4695 MacArthur Court, Suite 530, Newport Beach, California 92660 ("Client").

     WHEREAS,   Consultant  is  a  Certified  Public  Accountant  and  has  over twenty-eight (28) years of experience in accounting and in the audit of publicly-held companies; and

     WHEREAS, Client desires to retain the services of Consultant to serve as Client's Chief Financial Officer, and to advise Client's Board of Directors and its Audit Committee, and Consultant desires to serve Client on the terms and conditions set forth below:

1.   Engagement

     Client agrees to engage Consultant as its Chief Financial Officer, and to provide Client with advice and financial consulting services, on an as-needed basis, effective the date hereof and continuing through the Initial Consulting Period (as defined below).

2.   Scope of Services to be Provided

     Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement and agrees to provide the services which shall consist of establishing internal controls and procedures to effect accurate and timely preparation of financial statements and regulatory reports on Form 10-K, Form 10-Q and Form 8-K, and to be the individual responsible for the preparation, review and filing of such reports; establishing sales and disbursement systems; establishing payroll and inventory methods; assisting Client's Board of Directors in the analysis of business opportunities, and debt and equity financing proposals; preparing and/or timely reviewing of financial projections and preparing budget; preparing capital requirement forecasts and corporate finance requirements, the coordination of Client's audit, including preparation of audit schedules, confirmations, reports and responses to auditors; and, the performance of such additional duties as requested by Client's Board of Directors (collectively referred to herein as the "Services"). Consultant may not assign his duties hereunder unless agreed to in writing with Client. Consultant's failure to perform the Services shall be deemed a voluntary termination of this Agreement by Consultant pursuant to Paragraph 12 hereof.

3.   Term

     This Agreement shall have an initial term ending on May 1, 2001 (the "Initial Consulting Period"); thereafter, this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Consultant or Client shall serve written notice on the other party terminating the Agreement; provided, however, that Consultant and client shall agree in writing as to Consultant's continuing compensation. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Consulting Period or any subsequent Extension Period as provided herein. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligations hereunder after the effective date of such termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the Services shall continue until such fees, costs, and expenses are paid in full by Client.

4.   Time and Effort of Consultant

     Consultant  shall devote that amount of working time,  as  necessary,  on a monthly basis, to fulfilling his obligations under this Agreement. The particular amount of time may vary from day to day or week to week; provided however, that Consultant shall allocate and be available to Client for at least eight (8) hours per calendar month. Consultant agrees that he will at all times, faithfully and to the best of his experience, ability, and talents, perform all the duties required of him under this Agreement.

5.   Compensation

     Compensation to Consultant for the Services provided under this Agreement shall consist of the following:

     (A) For Services as Chief Financial Officer. During the term of the Agreement Consultant shall be paid a base fee for serving as Client's Chief Financial Officer, and providing advice regarding general financial and corporate affairs and growth strategy, at the rate of Four Thousand Dollars ($4,000) per month, with such fee to be paid in arrears in cash or in shares of Client's common stock (the "Fee Shares"), at Client's sole discretion.

6.   Registration of Client's Shares

     As soon as possible following the date hereof, Client will register the Option Shares, and the Fee Shares (if any) with the Securities and Exchange Commission under a Form S-8 registration statement. At Client's sole discretion, any such shares to be issued to Consultant may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such shares shall be issued in reliance on representations and warranties of Consultant set forth herein.

7.   Costs and Expenses

     Unless otherwise agreed and approved in writing between Consultant and Client, all third party and out-of-pocket expenses, filing fees, copy, and mailing expenses incurred by Consultant performing Services under this Agreement are the responsibility of Consultant. Any expenses incurred with the previous approval of Client in carrying out the Services set forth under this Agreement shall be reimbursed by Client within thirty (30) days of written notice by Consultant.

8.   Place of Services

     Except as otherwise mutually agreed by Consultant and Client, the Services provided by Consultant hereunder will be performed primarily through Client's offices in Newport Beach, California, or such other place of business designated by Client as its principal office.

9.   Independent Contractor

     Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

10.  No Agency Express or Implied

     This Agreement neither expressly nor impliedly creates a relationship of principal and agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any) and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

11.  Nondisclosure and Nonuse of Confidential Information

     Consultant acknowledges that non-public information concerning the finances, plans, strategies, and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

     (A) Non-public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

     (B) Customer lists, call lists, and other non-public customer data of Client;

     (C) Memoranda, notes, records, sketches, plans, drawings, and any media used to store, communicate, transmit, record, or embody such Confidential Information of Client;

     (D) Information treated, marked, or otherwise identified by Client as confidential or as trade secrets.

     Consultant acknowledges that such Confidential Information represents a legitimate, valuable, and protectable interest of Client and gives Client a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. Consultant further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, he will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interests of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential
Information constitutes misappropriation of trade secrets and confidential information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client, as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the Services provided hereunder.

12.  Termination

     (A) Termination for Disability. If during the Initial Consulting Period, Consultant shall be unable to provide the services as set forth under this Agreement for twenty (20) business days because of illness, accident, or other incapacity, Client shall have the right to immediately terminate this Agreement upon written notice to Consultant after the end of any such 20-day period. Termination under this Paragraph 12(A) shall be effective upon receipt by Consultant of such written notice.

     (B) Death. In the event of Consultant's death, this Agreement and all rights and obligations hereunder shall immediately be terminated.

     (C) Termination for Cause. Client may, at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

     (i) Willfully breaches or neglects the duties, or fails to timely provide the Services as required under the terms of this Agreement;

     (ii) Fails to promptly comply with and carry out the directives of Client's Board of Directors;

     (iii) Commits any dishonest or unlawful act, in the judgment of Client's Board of Directors;

     (iv) Engages in any conduct which disrupts the business of Client or any entity affiliated with Client;

     (v) Fails to produce work product which, in the judgment of Client's Board of Directors, is necessary for Client to comply with requests from auditors or Consultant's successor, or to timely file reports required of it.

     (vi) Is found to have engaged in conduct, prior to or subsequent to the date hereof, that may preclude Client from obtaining any local, state or federal regulatory approval of Client's intent, or application for a license, to own an interest in or to operate any regulated business.

     (D) Termination Other Than For Cause. This Agreement shall terminate immediately on the occurrence of any one of the following events:

     (i) The occurrence of circumstances, in the judgment of Client's Board of Directors, that make it impracticable for Client to continue its present line of business;

     (ii) The decision of and upon notice by Consultant to voluntarily terminate this Agreement;

     (iii) The loss by Consultant of legal capacity;

     (iv) If either party files a petition in a court of bankruptcy or is adjudicated a bankrupt;

     (v) If either party institutes, or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of the party's financial affairs;

     (vi) If either party has a receiver of the party's assets or property appointed because of insolvency;

     (vii) If either party makes a general assignment for the benefit of creditors; or

     (viii) If either party otherwise becomes insolvent or unable to timely satisfy all obligations in the ordinary course of business.

     (E) Effect of Termination on Compensation. In the event of the termination of this Agreement Other Than for Cause prior to the expiration of the Initial Consulting Period, Consultant shall be entitled to the compensation earned, and to exercise by appropriate payment therefore the Option Shares exercisable prior to the date of termination as provided for in this Agreement. Consultant shall be entitled to no further compensation after the date of termination.

13.  Representations and Warranties of Client

     Client represents and warrants to Consultant that:

     (A) Corporate Existence. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted.

     (B) Financial Information. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14(D)(1)) which accurately set forth the financial condition of Client as of the respective dates of such documents.

     (C) Capitalization. The capitalization of Client is, as of the date hereof, comprised of Fifty Million (50,000,000) shares of authorized $.01 par value common stock of which no more than Sixteen Million (16,000,000) shares are issued and outstanding. Additionally, there currently are Six Hundred Sixty Eight Thousand (668,000) Warrants to purchase common stock. All issued and outstanding shares are legally issued, fully paid, and nonassessable, and are not issued in violation of the preemptive or other right of any person.

     (D) No Conflict. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

     (E) Full Disclosure. The information concerning Client provided to Consultant pursuant to this Agreement is, to the best of Client's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (F) Date of Representations and Warranties. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

14.  Representations and Warranties of Consultant

     Consultant represents and warrants to Client that:

     (A) Prior Experience. Consultant has extensive experience in the area of auditing publicly-held companies and the preparation of financial statements, establishment of internal control procedures, tax planning, debt and equity financing, budgeting and capital requirement analysis.

     (B) No Conflict. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

     (C) No Litigation. Consultant is not a defendant, nor plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against Consultant, nor are there any proceedings threatened or pending before any U.S. or other territorial, federal, state or municipal government, or any department, board, body or agency thereof, involving as of the date hereof, that may entitle a successful litigant to a claim against any assets of Consultant, or interfere in any way with the duties of Consultant hereunder.

     (D) Registration and/or Exemption of Client's Shares. Consultant understands and acknowledges that the Option Shares issued and any Fee Shares issued pursuant to this Agreement prior to registration will be so issued in reliance on the exemptions from registration provided by Section 4(2) or Regulation D of the Act and applicable state securities laws. Representations and warranties by Consultant in this Paragraph will be used and relied upon by Client to determine whether any issuance of such shares may be made to Consultant pursuant hereto, and Consultant will notify Client immediately of any material changes to the representations made herein. In this regard, Consultant represents and warrants that:

     (1) Consultant has been furnished with a copy of Client's most recent Annual Report on Form 10-KSB and 10-K and all reports or documents required to be filed under Sections 13(a), 14(a), and 15(d) of the Securities and Exchange Act of 1934 ("Exchange Act"), including but not limited to quarterly reports on Form 10-QSB or 10-Q, Current Reports on Form 8-K, and Proxy Statement (the "Disclosure Documents"). In addition, Consultant has been furnished with a description of Client's capital structure and any material changes in Client's financial condition that may not have been disclosed in the Disclosure Documents.

     (2) Consultant has had the opportunity to ask questions and receive answers concerning the terms and conditions of Client's shares to be issued pursuant to this Agreement, and to obtain any additional information which Client possesses or can acquire without unreasonable effort or expense necessary to verify the accuracy of information furnished under this Paragraph.

     (3) By reason of Consultant's knowledge and experience in financial and business matters in general, and investments in particular, Consultant is capable of evaluating the merits and risks of this transaction and in bearing the economic risks of an investment in Client's shares, and Client in general, and fully understand the speculative nature of such securities and the possibility of such loss.

     (4) Consultant is fully aware that any of Client's shares issued to Consultant pursuant to this Agreement prior to registration will be "Restricted Securities" as defined by Rule 144 of the Act, and that any resale of such shares by Consultant may be governed by Rule 144.

     (6) Consultant will not sell, transfer or otherwise dispose of any of Client's shares issued pursuant to this Agreement prior to registration except in compliance with the Act.

     (7) Any and all certificates representing any of Client's shares issued pursuant to this Agreement issued prior to registration of such shares, and any and all securities issued in replacement thereof or in exchange therefore, shall bear the following legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

     (E) Full Disclosure. Consultant's resume, and all other information concerning Consultant provided to Client pursuant to this Agreement is, to the best of Consultant's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

     (F) Non-Compete and Related Agreements.

     Consultant agrees that during the Non-competition Period (as herein defined), unless otherwise agreed with Client in writing, he will not:

     (i) directly or indirectly own, manage, control, participate in, lend his name to, act as consultant or advisor to, or render services to (alone or in association with any other person, firm, corporation or other business organization) any person or entity engaged in any business similar to or related in any way to the business conducted by Client anywhere within the continental United States,

     (ii) have any interest directly or indirectly in any business engaged in any business similar to or related in any way to the business conducted by Client (provided that nothing herein will prevent Consultant from owning in the aggregate not more than five percent (5%) of the outstanding stock of any class of a corporation engaged in the business which is publicly traded, so long as Consultant has not participated in the management or conduct of business of such corporation),

     (iii) induce or attempt to induce any other employee of the Client to leave the employ of the Client or its affiliates, or in any way interfere with the relationship between the Client and any other employee of Client or its affiliates, or

     (iv) induce or attempt to induce any customer, supplier, franchisee, licensee, or other business relation of Client or any affiliate of Client to cease doing business with the Client or any affiliate of Client, or in any way interfere with the relationship between any customer, franchisee or other business relation and Client or any affiliate of Client, without the prior written consent of Client's Board of Directors.

     For purposes of this Agreement, "Non-competition Period" shall mean the period commencing as of the date hereof and ending on the second anniversary of the date on which Consultant shall not be engaged by Client; provided that in the event Consultant's engagement hereunder is terminated by Client for any reason other than Cause or other than as provided in Paragraph 12 above, "Non-competition Period" shall mean the period commencing as of the date hereof and ending on the second anniversary date of the termination hereof.

     (ii) If, at the time of enforcement of any provisions of Paragraph 12 above, a court of competent jurisdiction holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period or scope reasonable under such circumstances will be substituted for the stated period or scope.

     (iii) Consultant agrees that the covenants made in this Paragraph shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement for a period of two (2) years.

     (G) Soliciting Customers After Termination of Agreement. Consultant shall not for a period two (2) years immediately following the termination of his engagement with Client, either directly or indirectly:

     (i) make known to any person, firm or corporation the names or addresses of any of the customers of Client or any other information pertaining to them; or,

     (ii) call on, solicit, or take away, attempt to call on, solicit, to take away any of the customers of Client on whom the Consultant called or became acquainted with during its engagement with Client, either for itself or for any other person, firm or corporation.

     (H) Date of Representations and Warranties. Each of the representations and warranties of Consultant set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

15.  Indemnification

     Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

16.  Agreement Does not Contemplate Corrupt Practice - Domestic or Foreign

     Any and all payments under this Agreement constitute compensation for services performed and this Agreement and all payments and the use of the payments by Consultant, do not and shall not constitute an offer, payment, or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office in any jurisdiction within or outside the United States. These payments may not be used to influence any act or decision of an official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining, or directing business to Client, or any person or other corporate entity. As used in this paragraph, the term "official" means any officer or employee of a government, or any person acting in an official capacity for or on behalf of any government; the term "government" includes any department, agency, or instrumentality of a government.

17.  Inside Information - Securities Laws Violations

     In the course of the performance of his duties, Consultant may become aware of information which may be considered "inside information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that his use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Client or its affiliates is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provisions of this Agreement, will result in the immediate termination of the Agreement.

18.  Exclusive Services

     Consultant agrees that the Services to be provided hereunder are exclusive and, accordingly, Consultant shall not render services of the same nature or of a similar nature to any other individual or entity during the term hereof without the written consent of Client; provided that, if Consultant wishes to consult to or provide services to any other party, Consultant may voluntarily terminate this Agreement at any time pursuant and subject to the provisions of Paragraph 12 hereof. On the other hand, Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant.

19.  Specific Performance

     Consultant and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

20.  Miscellaneous

     (A) Subsequent Events. Consultant and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

     (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

     (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

     (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

     (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by Consultant without the prior written consent of Client.

     (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

     (1) In the case of Client:

     Virtual  Enterprises  Inc.
     4695 MacArthur  Court,  Suite 530
     Newport Beach, California 92660
     Telephone: (714) 475-6755
     Telefax: (714) 833-7854

     (2)  In the case of Consultant:

          Leonard J. Roman
          4695 MacArthur Court, Suite 530
          Newport Beach, California 92660
          Telephone: (714) 833-2094
          Telefax: (714) 645-7610

     or to such other person or address designated by Client or Consultant to receive notice.

     (G) Headings. The paragraph and subparagraph headings in this agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (H) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (I) Governing Law. This Agreement was negotiated and is being contracted for in the State of California, and shall be governed by the laws of the State of California, notwithstanding any conflict-of-law provision to the contrary.

     (J) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

     (K) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

     (L)  Severability.   If  any  part  of  this  Agreement  is  deemed  to  be
unenforceable the balance of the Agreement shall remain in full force and effect.

     (M) Facsimile Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     (N) Termination of Any Prior Agreements. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

     (O) Consolidation or Merger. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock, of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual, Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2 hereof, or the responsibilities, authority or powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

     (P) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.

                                                "Consultant"
                                                Leonard J. Roman


                                                 /s/  Leonard J. Roman
                                                Name: Leonard J. Roman
                                                Title:   Consultant

                                                "Client"
                                                Virtual Enterprises Inc.
                                                a Nevada corporation



                                                By: /s/ Fred G. Luke
                                                Name: Fred G. Luke
                                                Title:   Chairman and President

                                                                    EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION



                              WEED & COMPANY, L.P.

      4695 MacArthur Court, Suite 530, Newport Beach, California 92660-2164
                Telephone (949) 475-9086 Facsimile (949) 475-9087

WRITERS DIRECT NUMBER
   (949) 475-7730





                               November 2 , 1999

Board of Directors
NetCommerce, Inc.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

     Re: Form S-8


Gentlemen:

     I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the November 2, 1999 Form S-8 Registration Statement to be filed by NetCommerce, Inc.

     I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.



                                                     Very truly yours,



                                                     /s/ Richard O. Weed
                                                         Richard O. Weed

                                                                    EXHIBIT 24.2

                    CONSENT OF McKENNON MORGAN & WILSON, LLP



                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the incorporation by reference in this Registration Statement of NetCommerce, Inc., formerly Virtual Enterprises, Inc., on Form S-8 of our report dated August 19, 1999, appearing in the Annual Report on Form 10-KSB of NetCommerce, Inc. for the year ended May 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                          /s/      McKennon Morgan & Wilson, LLP



Irvine, California
November 2 , 1999


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